UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   July 29, 2025

SECURITY MIDWEST BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	333-282067	99-4917712
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

510 East Monroe, Springfield, Illinois	62701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (217) 789-3500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
NONE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events
Security Midwest Bancorp, Inc. (the “Company”), the proposed holding company for Security Bank, s.b. (the “Bank”), announced today that all regulatory approvals have been received to complete the Bank’s conversion from the mutual form of organization to the stock form of organization and the Company’s related initial public offering.  The Bank’s members approved the transaction at a Special Meeting of Members held on June 23, 2025.

The transaction is expected to close on July 31, 2025.  The Company’s common stock is expected to be quoted on the OTCQB Market operated by the OTC Markets Group beginning on or about August 1, 2025 (ticker symbol assignment pending).

The Company intends to sell 889,781 shares of common stock, which includes 62,285 shares to be sold to the Bank’s Employee Stock Ownership Plan, for gross offering proceeds (before deducting offering expenses) of approximately $8.9 million based on the offering price of $10.00 per share.  The Company expects to have 889,781 shares of common stock issued and outstanding upon the closing of the transaction.

The Company conducted a Subscription Offering, which closed on June 20, 2025, and a Community Offering, which closed on July 10, 2025.  Because the stock offering was not oversubscribed, the Company intends to fill all valid stock orders subject to the purchase limitations disclosed in the Company’s Prospectus dated May 14, 2025, as supplemented by the Prospectus Supplements dated June 24, 2025, July 3, 2025 and July 8, 2025.  Persons wishing to confirm their stock orders may do so by contacting the Stock Information Center at (312) 521-1600.  The Stock Information Center is open between 9:00 a.m. and 4:00 p.m., Central time, Monday through Friday, except on bank holidays.

The Company’s transfer agent, Pacific Stock Transfer Company, plans to mail Direct Registration System (“DRS”) Book-Entry statements for the shares purchased in the stock offering, and interest checks, on or about August 1, 2025.

Luse Gorman, PC is acting as legal counsel to the Company and the Bank.  Performance Trust Capital Partners, LLC has acted as marketing agent for the Company in connection with the stock offering, and  Silver, Freedman, Taff & Tiernan LLP is acting as legal counsel to Performance Trust Capital Partners, LLC.

Legal Disclosures

The shares of common stock are not savings accounts or savings deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Forward-Looking Statements Disclosures

This current report contains certain forward-looking statements about the conversion and the related stock offering.  Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts.  They often include words such as “believe,” “expect,” “anticipate,” “estimate,”

and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” or words of similar import.  Forward-looking statements, by their nature, are subject to risks and uncertainties.  Certain factors that could cause actual results to differ materially from expected results include delays in closing the conversion and related stock offering; possible unforeseen delays in delivering DRS Book-Entry statements or interest checks; and/or delays in the start of trading due to market disruptions or otherwise.
Item 9.01 Financial Statements and Exhibits
Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SECURITY MIDWEST BANCORP, INC.

DATE: July 29, 2025	By:	/s/ Stephan P. Antonacci
Stephan P. Antonacci
President and Chief Executive Officer